UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM	8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

	Date of Report:	June 28, 2024
(Date of earliest event reported)
ARC Document Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32407		20-1700361
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification Number)

12657 Alcosta Blvd, Suite 200	San Ramon	CA	94583
(Address of principal executive offices)			(Zip Code)
	(925)	949-5100
(Registrant's telephone number, including area code)
Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

ARC Document Solutions, Inc. (the “Company”) received a non-binding proposal on April 8, 2024 from the Company’s Chairman and Chief Executive Officer, Kumarakulasingam Suriyakumar, outlining Mr. Suriyakumar’s intent to explore and evaluate a potential acquisition of all of the outstanding shares of common stock of the Company not already owned by Mr. Suriyakumar in a going-private transaction at a purchase price of $3.25 per share in cash, (the “Proposed Transaction”). On June 27, 2024, Mr. Suriyakumar, Dilantha Wijesuriya, the Company’s President and Chief Operating Officer, Jorge Avalos, the Company’s Chief Financial Officer, Rahul Roy, the Company’s Chief Technology Officer, Sujeewa Sean Pathiratne, a private investor, and certain entities affiliated with such persons (collectively, the “Acquisition Group”) agreed in principle that they will work with each other to negotiate and consummate the Proposed Transaction. A copy of Mr. Suriyakumar’s proposal is attached to the Schedule 13D filed by the Acquisition Group with the United States Securities and Exchange Commission on June 28, 2024. The Acquisition Group currently beneficially owns approximately 19.6% of the Company’s outstanding shares of common stock, $0.001 per share.

In response to the proposal, on April 8, 2024, a special committee of the board of directors of the Company consisting entirely of independent, disinterested directors (the “Special Committee”) was formed to review and evaluate the Proposed Transaction. The Special Committee retained William Blair & Company, L.L.C. to provide financial advice and K&L Gates LLP as legal counsel to assist in its ongoing review and evaluation of the Proposed Transaction and the Company’s other strategic alternatives. Wilmer Cutler Pickering Hale and Dorr is acting as legal counsel to the Company.

The Special Committee intends to carefully consider the Proposed Transaction with the assistance of its independent financial and legal advisors. No assurances can be given regarding the terms and details of any transaction, that any proposal made by the Acquisition Group regarding a proposed transaction will be accepted by the Special Committee, that definitive documentation relating to any such transaction will be executed, or that a transaction will be consummated in accordance with that documentation, if at all.

The Company and the Special Committee do not intend to comment on or disclose further developments regarding the Special Committee’s consideration of the proposal unless and until it deems further disclosure is appropriate or required. The Company’s stockholders are advised to take no action at this time.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on current opinions and assumptions of management regarding future events. Words and phrases such as, “will,” “intends,” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any the Company’s expectations regarding the Proposed Transaction, the terms and conditions of the Proposed Transaction, and the Special Committee’s actions in respect thereof, including considering all potential strategic alternatives to maximize shareholder value, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, digital printing industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the section titled “Part I - Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and future filings and reports that the Company makes from time to time with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2024	ARC DOCUMENT SOLUTIONS, INC. By: /s/ Tracey Luttrell Tracey Luttrell Corporate Counsel and Corporate Secretary

Exhibit Index
Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)